EXHIBIT 99.1

MEDIA CONTACTS:
Wendi Kopsick/Kimberly Kriger
Kekst and Company
212-521-4800
                                                           FOR IMMEDIATE RELEASE
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                       FOOTSTAR RECEIVES SEC WELLS NOTICE
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MAHWAH, NEW JERSEY, February 10, 2006 - Footstar, Inc. today announced it has received a Wells notice from the staff of the Securities and Exchange Commission in connection with the Commission's outstanding enforcement proceedings into the facts and circumstances that gave rise to the Company's restatement of financial results from 1997 through 2002, which the Company announced on November 13, 2002 and completed in September 2004.

Footstar is continuing to cooperate with the SEC staff in connection with this matter and is in discussions with the staff regarding the possible resolution of this matter.

Following Footstar's disclosure in November 2002 that management had discovered discrepancies in the reporting of the Company's accounts payable balances, the SEC began an investigation. The Wells notice states that the SEC staff, as a result of its investigation, is considering recommending that the SEC bring a civil injunctive action against Footstar for alleged violations of provisions of the Securities Exchange Act of 1934 relating to the maintenance of books, records and internal accounting controls, the establishment of disclosure controls and procedures and the periodic SEC filing requirements as set forth in Sections 10(b), 13(a) and 13(b)(2) of the Exchange Act and in SEC Rules 10b-5, 12b-20, 13a-1 and 13a-13.

Under SEC procedures, a Wells notice indicates that the staff has made a preliminary decision to recommend the SEC authorize the staff to bring a civil or administrative action against the recipient of the notice. A recipient of a Wells notice can respond to the SEC staff before the staff makes a formal recommendation regarding whether the SEC should bring any action.

Footstar, Inc. is a discount footwear retailer. The Company operates Meldisco licensed footwear departments nationwide in Kmart and Rite Aid Stores. The Company also distributes its own Thom McAn brand of quality leather footwear through Kmart and Wal-Mart stores.

NOTE: FOOTSTAR'S CERTIFICATE OF INCORPORATION CONTAINS RESTRICTIONS THAT PROHIBIT PARTIES FROM ACQUIRING 4.75% OR MORE OF FOOTSTAR'S COMMON STOCK WITHOUT ITS PRIOR CONSENT AND AS FURTHER PROVIDED THEREIN.


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FORWARD-LOOKING STATEMENTS
This press may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as "anticipate," "estimates," "should," "expect," "intend," "plan," "believe" and other words and terms of similar meaning. Factors that could affect the Company's forward-looking statements include, among other things: the impact and result of any action by the SEC or any court or administrative law judge or any investigation by any other governmental agency related to the Company or the financial statement restatement process; the Company's ability to obtain and maintain normal terms with vendors and service providers; and the ability to maintain contracts that are critical to the Company's operations; negative reactions from the Company's stockholders, creditors, licensors or vendors to the results of the investigation and restatement or the delay in providing financial information caused by the investigation. Additionally, due to material uncertainties, it is not possible to predict the outcome of the ongoing SEC investigation in general, the Company's submissions in response to the Wells notice or the effect of the proceeding on the Company's businesses and the interests of various creditors and security holders.

Because the information herein is based solely on data currently available, it is subject to change as a result of events or changes over which the Company may have no control or influence, and should not be viewed as providing any assurance regarding the Company's future performance. Actual results and performance may differ from the Company's current projections, estimates and expectations and the differences may be material, individually or in the aggregate, to the Company's business, financial condition, results of operations, liquidity or prospects. Additionally, the Company is not obligated to make public indication of changes in its forward-looking statements unless required under applicable disclosure rules and regulations.

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